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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 19, 2003


                            Cox Communications, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)



   Delaware                        1-6590                      58-2112281
---------------                ---------------             ------------------
(State or other                  (Commission                (I.R.S. Employer
jurisdiction of                  File Number)              Identification No.)
 incorporation)



             1400 Lake Hearn Drive
               Atlanta, Georgia                            30319
        --------------------------------                ------------
   (Address of principal executive offices)             (Zip Code)



                                 (404) 843-5000
                             -----------------------
              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER EVENTS.

                  On May 19, 2003, Cox amended certain terms of its offers to purchase any and all of its outstanding 2% Exchangeable Subordinated Debentures due 2029 (the "PRIZES") and 3% Exchangeable Subordinated Debentures due 2030 (the "Premium PHONES" and, together with the PRIZES, the "Subordinated Debentures"). Pursuant to the terms of the amended offers, all PRIZES tendered will be purchased at a price of $41.50 for each $88.50 original principal amount of the PRIZES and all Premium PHONES tendered will be purchased at a price of $590.00 for each $1,000 original principal amount of the Premium PHONES, if validly tendered prior to 5:00 p.m., New York City time, on June 4, 2003. A copy of Cox's press release announcing the amended terms is being filed with this report.

                  Nothing in this report should be construed as an offer to purchase any outstanding PRIZES or Premium PHONES, as such offers are only being made upon the terms and are subject to the conditions set forth in an Offer to Purchase dated May 6, 2003, and, except as otherwise stated in the attached Press Release, all other terms and conditions of the offers set forth in the Offer to Purchase remain unchanged.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits:

                  99.1     Press Release, dated May 19, 2003.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COX COMMUNICATIONS, INC.



Date:  May 19, 2003                 By:    /s/ Jimmy W. Hayes
                                          ------------------------------------
                                          Jimmy W. Hayes
                                          Executive Vice President, Finance
                                          and Chief Financial Officer



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